Exhibit 99.1

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext Your vote matters - here’s how to vote! MR A SAMPLE You may vote online or by phone instead of mailing this card. DESIGNATION (IF ANY) ADD 1 Votes submitted electronically must be ADD 2 received by 11:00pm, Central Time, on ADD 3 June 14, 2020 ADD 4 ADD 5 Online MMMMMMMMM ADD 6 GoIf noto www.electronicinvestorvote. voting, com/FBK or scan delete QR code and control # theÄ≈ QR code - login details are located in the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Special Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + A Proposals - The Board of Directors recommends that you vote FOR both of the proposals before the shareholders at the special meeting. For Against Abstain For Against Abstain 1. To approve the issuance of shares of FB Financial Corporation 2. To adjourn the FB Financial special meeting, if necessary or common stock as contemplated by the Agreement and Plan of appropriate, to solicit additional proxies if, immediately prior to Merger, dated as of January 21, 2020, as such agreement may be such adjournment, there are not sufficient votes to approve the amended from time to time, by and among FB Financial FB Financial share issuance proposal or to ensure that any Corporation, Paisley Acquisition Corporation, and Franklin Financial supplement or amendment to the accompanying joint proxy Network, Inc. (the “FB Financial share issuance proposal”). statement/prospectus is timely provided to holders of FB Financial common stock B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM02BV 461987 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 039CWA

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.investorvote.com/FBK q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Form of Proxy - FB FINANCIAL CORPORATION + Special Meeting of Shareholders June 15, 2020 10:00 AM Central Time This proxy is solicited by board of directors The shareholder(s) hereby appoint(s) Christopher T. Holmes and James R. Gordon (or either of them) as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of FB Financial Corporation that the shareholder(s) is/are entitled to vote at the special meeting of shareholders to be held at 10:00 AM, CT on June 15, 2020 at 211 Commerce Street, Nashville, TN 37201, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the board of directors' recommendation. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below. +